Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-8 of Chatham Lodging Trust of our report dated March 4, 2010 relating to the combined financial statements of RLJ Billerica Hotel, LLC, RLJ Brentwood Hotel, LLC, RLJ Bloomington Hotel, LLC, RLJ Dallas Limited Partnership, RLJ Farmington Hotel, LLC, and RLJ Maitland Hotel, LLC (collectively the “Initial Acquisition Hotels”), which is incorporated by reference in the prospectus forming part of the Registration Statement on Form S-11.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
April 20, 2010